EXHIBIT 8.1


            OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP,
                WITH RESPECT TO MATERIAL FEDERAL TAX MATTERS






                                                     October 18, 2001



Consumers Energy Company
212 West Michigan Avenue, Suite M-1029
Jackson, MI  49201

Morgan Stanley & Co., Incorporated
 on behalf of itself and as
 Representative of the Underwriters


                           Re: Consumers Funding LLC

Ladies and Gentlemen:

         In connection with the filing of Registration Statement No. 333-47938 on Form S- 3 relating to Consumers Funding LLC (the "Issuer"), as amended from time to time, (the "Registration Statement") with the Securities and Exchange Commission, you have requested our opinion regarding certain descriptions of material federal income tax consequences contained in the form of prospectus (the "Prospectus") and the form of prospectus supplement (the "Prospectus Supplement") included in the Registration Statement.

         We have acted as special federal income tax counsel to the Issuer, in connection with (a) the sale to the Issuer of Consumers' Securitization Property, which is the property right created by Michigan's Customer Choice Act representing the irrevocable right of Consumers Energy Company ("Consumers") or its assignee to receive through Securitization Charges amounts sufficient to recover a portion of its Qualified Costs and (b) the Issuer's issuance of Securitization Bonds (the "Securitization Bonds") which are supported by the Securitization Property and which are offered and sold pursuant to the Registration Statement.

         In connection with our engagement, we have examined and relied upon the forms of the Certificate of Formation of Consumers Funding LLC and the Amended and Restated Limited Liability Company Agreement for Consumers Funding LLC included as exhibits to the Registration Statement. In addition, the opinion expressed below is based on the following assumptions:

         (a)  the Registration Statement will become effective;

         (b) the proposed transactions are consummated as contemplated in the Registration Statement;

         (c) prior to the issuance of any series or class of Securitization Bonds:

              (i) all necessary orders, approvals and authorizations for the Issuer's purchase from time to time of Securitization Property from Consumers, in exchange for the net proceeds of Securitization Bonds will have been obtained by the Issuer;

              (ii) the Amended and Restated Limited Liability Company Agreement of the Issuer will have been executed and delivered by an authorized representative of Consumers as sole member of the Issuer;

              (iii) the Indenture will have been executed and delivered by the Issuer's authorized representative and The Bank of New York, as trustee;

              (iv) the maturity dates, the bond rates, the redemption provisions and the other terms of the Securitization Bonds being offered will be fixed in accordance with the terms of the Indenture;

              (v) the Sale Agreement between the Issuer and Consumers, as Seller, will have been executed and delivered;

              (vi) the Servicing Agreement between the Issuer and Consumers, as Servicer, will have been executed and delivered;

               (vii) an unrevoked private letter ruling addressed to Consumers with respect to the issuance of the Securitization Bonds will have been issued by the Internal Revenue Service (the "Consumers Private Letter Ruling"); and

              (viii) the Underwriting Agreement among the Issuer and the underwriters of the Securitization Bonds (the "Underwriting Agreement") will have been executed and delivered;

         (d) the Indenture will be registered in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

         Furthermore, we have, or will have, examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of each of the Issuer and Consumers and matters of fact and law as we deem necessary for the purposes of the opinion expressed below, and we have assumed (i) that such documents will in all material respects conform to the descriptions provided therefor in the Registration Statement, (ii) that such documents will not be amended and (iii) that the parties to such documents will comply with the terms thereof. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Registration Statement.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Issuer, Consumers, the Underwriters and others.

         In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, Treasury regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. In particular we have relied on the Consumers Private Letter Ruling. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Service.

         We also note that the Prospectus does not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

         We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the foregoing, we are of the following opinions:

         1. the Issuer will not be subject to United States federal income tax as an entity separate from Consumers;

         2. the Securitization Bonds will constitute debt of Consumers for federal income tax purposes; and

         3. the statements in the Prospectus under the heading "Material Income Tax Consequences for the Securitization Bonds" subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of the Securitization Bonds that are not U.S. persons (within the meaning of the Code), under existing law and the assumptions stated therein.

Furthermore, subject to the qualifications and assumptions set forth therein, we hereby adopt and confirm to you our opinion as set forth in the Prospectus Supplement under the caption "Introduction - Tax Status" and in the Prospectus under the captions "Payments of Principal and Interest - Material Income Tax Consequences" and "Material Income Tax Consequences for the Securitization Bonds". We disclaim, however, any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law or interpretations thereof.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the captions "Introduction - Tax Status" in the Prospectus Supplement and "Various Legal Matters Relating to the Securitization Bonds" and "Material Income Tax Consequences for the Securitization Bonds" in the Prospectus.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate,
                                        Meagher & Flom LLP